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                                                                    Exhibit 23.2

            [LETTERHEAD OF PRICEWATERHOUSECOOPERS ACCOUNTANTS N.V.]

                        CONSENT OF INDEPENDENT AUDITORS



We hereby consent to the incorporation by reference in this Registration Statements on Form S-8 of SPSS Inc. of our report dated April 17, 2003, except for Notes 17 and 18 for which the date of our report is December 17, 2003, relating to the consolidated financial statements of Data Distilleries B.V. which appear in SPSS Inc.'s Form 8K/A dated January 19, 2004.

PricewaterhouseCoopers Accountants N.V.

/s/ PRICEWATERHOUSECOOPERS ACCOUNTANTS N.V.

Amsterdam, the Netherlands
OCTOBER 27, 2004